UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 27, 2016

Ferro Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard Suite 250, Mayfield Heights, Ohio		44124
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On Wednesday,  July 27, 2016, Ferro Corporation ("the Company") issued a press release that discussed financial results for the three-month and six-month periods ended June 30, 2016 and provided the Company’s outlook for the remainder of 2016. The press release also provided information regarding a conference call to be held on Thursday,  July 28, 2016 in which the Company’s management will discuss the financial results and outlook. Among other things, the press release reports:

(In thousands, except per share amounts)

Three Months Ended June 30, 2016
Net sales:	$297,977
Gross profit:	98,373
Net income attributable to common shareholders:	18,969
Diluted income per share attributable to common shareholders:	0.22

Net cash provided by operating activities	8,186
Net cash (used in) investing activities	(5,398)
Net cash (used in) financing activities	(8,378)

Three Months Ended June 30, 2015
Net sales:	$268,214
Gross profit:	77,640
Net income attributable to common shareholders:	6,599
Diluted earnings per share attributable to common shareholders:	0.08

Net cash provided by operating activities	14,203
Net cash (used in) investing activities	(11,641)
Net cash provided by financing activities	104,936

Six Months Ended June 30, 2016
Net sales:	$575,428
Gross profit:	182,602
Net income attributable to common shareholders:	9,003
Diluted earnings per share attributable to common shareholders:	0.11

Net cash (used in) operating activities	(1,975)
Net cash (used in) investing activities	(17,086)
Net cash provided by financing activities	10,822

Six Months Ended June 30, 2015
Net sales:	$530,986
Gross profit:	148,275
Net income attributable to common shareholders:	17,569
Diluted earnings per share attributable to common shareholders:	0.20

Net cash provided by operating activities	3,934
Net cash (used in) investing activities	(31,908)
Net cash provided by financing activities	102,388

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

July 27, 2016	By:	/s/ Jeffrey L. Rutherford

Name: Jeffrey L. Rutherford
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release